EXHIBIT 99.1

FDA Schedules Joint Advisory Committee Meeting for Acurox(R)

PALATINE, Ill. and BRISTOL, Tenn., March 17, 2010 (GLOBE NEWSWIRE) -- Acura Pharmaceuticals, Inc. (Nasdaq:ACUR) and King Pharmaceuticals, Inc. (NYSE:KG) today announced that the U.S. Food and Drug Administration ("FDA") has publically announced the scheduling of an April 22, 2010 Advisory Committee meeting to discuss the New Drug Application ("NDA") for Acurox® (oxycodone HCl and niacin) Tablets and the results of studies evaluating the addition of niacin for the purpose of reducing the misuse of oxycodone. The scheduled meeting will be a joint meeting of the Anesthetic and Life Support Drugs and the Drug Safety and Risk Management Advisory Committees.  Acurox® is an investigational new drug product and is not approved for marketing or commercial distribution.

About Acurox®

Acurox® Tablets contain a unique composition of oxycodone HCl, niacin, and essential functional inactive ingredients, and are intended to relieve moderate to severe pain while deterring common methods of prescription drug abuse. Acura submitted a 505(b)(2) NDA for Acurox® Tablets to the FDA on December 30, 2008 and received a Complete Response Letter on June 30, 2009. On September 2, 2009 Acura and King met with the FDA and agreed that the data and studies supporting the Acurox® Tablets NDA would be presented to an FDA Advisory Committee.

About Acura Pharmaceuticals, Inc.

Acura Pharmaceuticals, Inc. is a specialty pharmaceutical company engaged in research, development and manufacture of product candidates intended to provide abuse deterrent features and benefits utilizing our proprietary Aversion® Technology, Impede™ Technology, and other novel technologies.

The Acura Pharmaceuticals, Inc. logo is available at http://www.globenewswire.com/newsroom/prs/?pkgid=4847

About King Pharmaceuticals, Inc.

King, headquartered in Bristol, Tennessee, is a vertically integrated branded pharmaceutical company. King, an S&P 500 Index company, seeks to capitalize on opportunities in the pharmaceutical industry through the development, including through in-licensing arrangements and acquisitions, of novel branded prescription pharmaceutical products and technologies that complement the Company's focus in specialty-driven markets, particularly the neuroscience and hospital markets. King's wholly owned subsidiary, Alpharma Inc., is also a leader in the development, registration, manufacture, and marketing of pharmaceutical products for food-producing animals.

Forward Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 (the "Act"). When used in this press release, the words "estimate," "project," "anticipate," "expect," "intend," "believe," and similar expressions are intended to identify forward-looking statements. Examples of forward-looking statements in this press release include statements concerning the Companies' expectations for the Advisory Committee meeting. Acura Pharmaceuticals, Inc. and King Pharmaceuticals, Inc. disclaim any intent or obligation to update these forward-looking statements, and claim the protection of the Safe Harbor for forward-looking statements contained in the Act. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause actual results, performance or achievements to be materially different from any future results, performance, or achievements expressed or implied by such forward-looking statements. Important factors that may cause actual results to differ materially from the forward-looking statements are discussed in the "Risk Factors" section and other sections of each of the Companies' Annual Reports on Form 10-K for the fiscal year ended December 31, 2009, each of which is on file with the U.S. Securities and Exchange Commission.

Executive Offices

King Pharmaceuticals, Inc.
501 Fifth Street, Bristol, Tennessee 37620

Acura Pharmaceuticals, Inc.
616 N. North Court, Palatine, Illinois 60067

CONTACT:  Acura Pharmaceuticals
          Peter Clemens, SVP & CFO
          847-705-7709

          King Pharmaceuticals
          Jack Howarth, VP, Investor Relations
          908- 429-8350